News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2022 RESULTS
FY ’22: Net Sales +5%; Organic Sales +7%; Diluted EPS +6%; Core EPS +3%
Q4 ’22: Net Sales +3%; Organic Sales +7%; Diluted and Core EPS +7%

CINCINNATI, July 29, 2022 - The Procter & Gamble Company (NYSE:PG) reported fourth quarter and fiscal year 2022 results.

“Fiscal year 2022 was another strong year,” said Jon Moeller, Chairman of the Board, President and Chief Executive Officer. “The P&G team’s execution of our integrated strategies delivered strong top-line growth, earnings growth, and significant cash return to shareowners in the face of severe cost and operational headwinds. As we look forward to fiscal 2023, we expect another year of significant headwinds. We remain committed to our integrated strategies of superiority, productivity, constructive disruption and an agile and accountable organization structure. They remain the right strategies to step forward into the near-term challenges we are facing and continue to deliver balanced growth and value creation.”

$ billions, except EPS
Fiscal Year
GAAP	2022	2021	% Change	Non-GAAP*	2022	2021	% Change
Net Sales	$80.2	$76.1	5%	Organic Sales	n/a	n/a	7%
Diluted EPS	$5.81	$5.50	6%	Core EPS	$5.81	$5.66	3%

$ billions, except EPS
Fourth Quarter
GAAP	2022	2021	% Change	Non-GAAP*	2022	2021	% Change
Net Sales	$19.5	$18.9	3%	Organic Sales	n/a	n/a	7%
Diluted EPS	$1.21	$1.13	7%	Core EPS	$1.21	$1.13	7%
* Please refer to Exhibit 1 - Non-GAAP Measures for the definition and reconciliation of these measures to the related GAAP measures.
Fiscal Year 2022 Results

The Company reported fiscal year 2022 net sales of $80.2 billion, an increase of five percent versus the prior year. Excluding the impacts of foreign exchange, acquisitions and divestitures, organic sales increased seven percent. The growth was broad-based driven by a two percent increase in organic volume, a four percent increase due to higher pricing and a one percent increase from positive mix.
Diluted net earnings per share were $5.81, an increase of six percent versus the prior year GAAP EPS, which included a charge for an early extinguishment of debt. Diluted net earnings per share increased three percent versus the prior year Core EPS. Currency-neutral net EPS increased five percent versus the prior year Core EPS.
The Company generated operating cash flow of $16.7 billion with an adjusted free cash flow productivity of 93%. The Company returned nearly $19 billion of value to shareholders in fiscal 2022 via $8.8 billion in dividend payments and $10 billion of share repurchases.
April-June Quarter Results
The Company reported fiscal year 2022 fourth quarter net sales of $19.5 billion, an increase of three percent versus the prior year. Excluding the impacts of foreign exchange, acquisitions and divestitures, organic sales increased seven percent. The growth was driven by an eight percent increase in pricing, partially offset by a one percent decrease in volume primarily due to pandemic-related lockdowns in Greater China and reduced operations in Russia. Mix was neutral to net sales growth for the quarter.
Diluted net earnings per share were $1.21, an increase of seven percent versus the prior year. Operating cash flow was $3.7 billion with an adjusted free cash flow productivity of 99%.

April-June Quarter Business Discussion

April - June 2022	Volume	Foreign Exchange	Price	Mix	Other (2)	Net Sales	Organic Volume	Organic Sales
Net Sales Drivers (1)
Beauty	(1)%	(3)%	6%	(4)%	1%	(1)%	(2)%	—%
Grooming	(3)%	(6)%	6%	(1)%	1%	(3)%	(2)%	3%
Health Care	—%	(4)%	5%	4%	—%	5%	—%	9%
Fabric & Home Care	(1)%	(5)%	10%	—%	—%	4%	(1)%	9%
Baby, Feminine & Family Care	—%	(3)%	6%	1%	(1)%	3%	—%	7%
Total P&G	(1)%	(4)%	8%	—%	—%	3%	(1)%	7%

(1)    Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
(2)    Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

•Beauty segment organic sales were unchanged versus year ago. Hair Care organic sales increased low single digits due to increased pricing, partially offset by volume declines due to pandemic-related lockdowns in Greater China and reduced operations in Russia. Skin and Personal Care organic sales decreased low single digits driven by negative mix due to decline of the super-premium SK-II brand (impacted by pandemic-related lockdowns in China), partially offset by increased pricing and volume growth from innovation.
•Grooming segment organic sales increased three percent versus year ago. Shave Care organic sales increased mid-single digits due to increased pricing, partially offset by volume declines from pandemic-related lockdowns in Greater China. Appliances organic sales decreased high-single digits due primarily to market contraction versus a base period that benefited from pandemic-related consumption increases, partially offset by positive product mix.
•Health Care segment organic sales increased nine percent for the quarter. Oral Care organic sales increased high single digits due to increased net pricing and positive product mix, partially offset by lower volumes due to pandemic-related lockdowns in Greater China and market contraction in developed markets. Personal Health Care organic sales increased mid-teens. Growth was broad-based driven by positive mix from the disproportionate growth of respiratory products, increased net pricing and volume growth due to a stronger respiratory season versus year ago.
•Fabric and Home Care segment organic sales increased nine percent for the quarter. Fabric Care organic sales increased double digits driven primarily by higher net pricing. Volume growth from innovation was offset primarily by declines due to reduced operations in Russia. Home Care organic sales increased low single digits due to increased pricing and positive product mix, partially offset by market contraction versus a base period that benefited from pandemic-related consumption increases.
•Baby, Feminine and Family Care segment organic sales increased seven percent versus year ago. Baby Care organic sales increased mid-single digits due to increased pricing, partially offset by lower volumes due to reduced operations in Russia and competitive activity in developed markets. Feminine Care organic sales increased low teens with growth in all regions. The growth was driven primarily by increased net pricing and positive product mix, partially offset by lower volumes due to reduced operations in Russia. Family Care organic sales increased mid-single digits due to increased net pricing and volume growth from innovation and increased promotional activity.

Diluted net earnings per share were $1.21 for the quarter, an increase of seven percent versus the prior year. This was driven by an increase in net sales and a reduction in shares outstanding, partially offset by a reduction in operating margin. Currency-neutral net EPS increased 12% versus the prior year.

Gross margin for the quarter decreased 370 basis points versus year ago, 330 basis points on a currency-neutral basis. The decline was driven by 450 basis points of increased commodity costs, 80 basis points of higher freight costs, 40 basis points of other cost increases net of productivity savings, 20 basis points of product and package reinvestments, and 130 basis points of negative product mix. These were partially offset by 390 basis points of pricing benefit.

Selling, general and administrative expense (SG&A) as a percentage of sales decreased 340 basis points versus the prior year, 350 basis points on a currency-neutral basis. The decrease was driven by 180 basis points of leverage benefit due to increased sales and 200 basis points of overhead savings and marketing efficiencies, partially offset by 30 basis points of other impacts.

Operating margin for the quarter decreased 30 basis points versus the prior year and increased 20 basis points on a currency-neutral basis.

Fiscal Year 2023 Guidance
P&G expects fiscal year 2023 all-in sales growth in the range of in-line to up two percent versus the prior fiscal year. Foreign exchange is expected to be a headwind of approximately three percentage points to all-in sales growth. The Company expects organic sales growth in the range of three to five percent.
P&G expects fiscal 2023 diluted net earnings per share growth in the range of in-line to up four percent versus fiscal 2022 EPS of $5.81. At the mid-point of the range, this outlook equates to $5.93 per share, or an increase of two percent.
The Company said its current outlook estimates headwinds of approximately $3.3 billion after-tax from unfavorable foreign exchange, higher commodity costs and higher freight costs. The combined impact of commodities, freight and foreign exchange is approximately a $1.33 per share headwind to fiscal year 2023 EPS, or a 23 percentage point headwind to EPS growth. P&G added that it expects these costs and currency headwinds will be most pronounced in the first half of its fiscal year.
The Company is not able to reconcile its forward-looking non-GAAP cash flow and tax rate measures without unreasonable efforts given the unpredictability of the timing and amounts of discrete items, such as acquisitions, divestitures, or impairments, which could significantly impact GAAP results.
P&G said it expects a core effective tax rate in the range of 19% to 19.5% in fiscal 2023.
Capital spending is estimated to be approximately five percent of fiscal 2023 net sales.
P&G is targeting adjusted free cash flow productivity of 90% and expects to pay over $9 billion in dividends and to repurchase $6 billion to $8 billion of common shares in fiscal 2023.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or to our banking partners or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to various factors, including ones outside of our control, such as natural disasters, acts of war (including the Russia Ukraine War) or terrorism or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits, evolving digital marketing and selling platform requirements and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy, packaging content, supply chain practices or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third-party information and operational technology systems, networks and services and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage current and expanding regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, privacy and data protection, tax, the environment, due diligence, risk oversight, accounting and financial reporting) and to resolve new and pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company's overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; (17) the ability to successfully manage the demand, supply and operational challenges, as well as governmental responses or mandates, associated with a disease outbreak, including epidemics, pandemics or similar widespread public health concerns (including COVID-19); (18) the ability to manage the uncertainties, sanctions and economic effects from the war between Russia and Ukraine; and (19) the ability to successfully achieve our ambition of reducing our greenhouse gas emissions and delivering progress towards our environmental sustainability priorities. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.
About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit https://www.pg.com for the latest news and information about P&G and its brands. For other P&G news, visit us at https://www.pg.com/news.
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P&G Media Contacts:
Erica Noble, 513.271.1793
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

Category: PG-IR

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Earnings Information
	Three Months Ended June 30			Twelve Months Ended June 30
	2022	2021	% Chg	2022	2021	% Chg
NET SALES	$19,515	$18,946	3%	$80,187	$76,118	5%
Cost of products sold	10,802	9,791	10%	42,157	37,108	14%
GROSS PROFIT	8,713	9,155	(5)%	38,030	39,010	(3)%
Selling, general and administrative expense	5,115	5,615	(9)%	20,217	21,024	(4)%
OPERATING INCOME	3,598	3,540	2%	17,813	17,986	(1)%
Interest expense	(115)	(117)	(2)%	(439)	(502)	(13)%
Interest income	21	15	40%	51	45	13%
Other non-operating income, net	146	126	16%	570	86	563%
EARNINGS BEFORE INCOME TAXES	3,650	3,564	2%	17,995	17,615	2%
Income taxes	592	656	(10)%	3,202	3,263	(2)%
NET EARNINGS	3,058	2,908	5%	14,793	14,352	3%
Less: Net earnings/(loss) attributable to non controlling interests	6	2	N/A	51	46	11%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$3,052	$2,906	5%	$14,742	$14,306	3%

EFFECTIVE TAX RATE	16.2%	18.4%		17.8%	18.5%

NET EARNINGS PER COMMON SHARE: (1)
Basic	$1.24	$1.16	7%	$6.00	$5.69	5%
Diluted	$1.21	$1.13	7%	$5.81	$5.50	6%

DIVIDENDS PER COMMON SHARE	$0.9133	$0.8698	5%	$3.5230	$3.2419	9%
Diluted Weighted Average Common Shares Outstanding	2,523.3	2,573.1		2,539.1	2,601.0

COMPARISONS AS A % OF NET SALES			Basis Pt Change			Basis Pt Change
Gross margin	44.6%	48.3%	(370)	47.4%	51.2%	(380)
Selling, general and administrative expense	26.2%	29.6%	(340)	25.2%	27.6%	(240)
Operating margin	18.4%	18.7%	(30)	22.2%	23.6%	(140)
Earnings before income taxes	18.7%	18.8%	(10)	22.4%	23.1%	(70)
Net earnings	15.7%	15.3%	40	18.4%	18.9%	(50)
Net earnings attributable to Procter & Gamble	15.6%	15.3%	30	18.4%	18.8%	(40)
(1)Basic net earnings per common share and Diluted net earnings per common share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Earnings Information
	Three Months Ended June 30, 2022
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss)	% Change Versus Year Ago
Beauty	$3,461	(1)%	$733	(16)%	$578	(18)%
Grooming	1,608	(3)%	388	(14)%	307	(16)%
Health Care	2,510	5%	393	(3)%	291	(1)%
Fabric & Home Care	6,876	4%	1,445	11%	1,089	9%
Baby, Feminine & Family Care	4,821	3%	914	(1)%	690	(2)%
Corporate	239	N/A	(223)	N/A	103	N/A
Total Company	$19,515	3%	$3,650	2%	$3,058	5%

	Three Months Ended June 30, 2022
	(Percent Change vs. Year Ago) (1)
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other (2)	Net Sales Growth
Beauty	(1)%	(2)%	(3)%	6%	(4)%	1%	(1)%
Grooming	(3)%	(2)%	(6)%	6%	(1)%	1%	(3)%
Health Care	—%	—%	(4)%	5%	4%	—%	5%
Fabric & Home Care	(1)%	(1)%	(5)%	10%	—%	—%	4%
Baby, Feminine & Family Care	—%	—%	(3)%	6%	1%	(1)%	3%
Total Company	(1)%	(1)%	(4)%	8%	—%	—%	3%

	Twelve Months Ended June 30, 2022
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss)	% Change Versus Year Ago
Beauty	$14,740	2%	$3,946	(2)%	$3,160	(2)%
Grooming	6,587	2%	1,835	6%	1,490	4%
Health Care	10,824	9%	2,618	9%	2,006	8%
Fabric & Home Care	27,556	6%	5,729	(4)%	4,386	(5)%
Baby, Feminine & Family Care	19,736	5%	4,267	(10)%	3,266	(10)%
Corporate	744	N/A	(400)	N/A	485	N/A
Total Company	$80,187	5%	$17,995	2%	$14,793	3%

	Twelve Months Ended June 30, 2022
	(Percent Change vs. Year Ago) (1)
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other (2)	Net Sales Growth
Beauty	—%	—%	—%	3%	(1)%	—%	2%
Grooming	—%	—%	(3)%	5%	—%	—%	2%
Health Care	4%	4%	(1)%	3%	3%	—%	9%
Fabric & Home Care	3%	3%	(2)%	5%	—%	—%	6%
Baby, Feminine & Family Care	1%	1%	(1)%	4%	1%	—%	5%
Total Company	2%	2%	(2)%	4%	1%	—%	5%
(1)    Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
(2)    Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Twelve Months Ended June 30
	2022	2021
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	$10,288	$16,181
OPERATING ACTIVITIES
Net earnings	14,793	14,352
Depreciation and amortization	2,807	2,735
Loss on early extinguishment of debt	—	512
Share-based compensation expense	528	540
Deferred income taxes	(402)	(258)
Loss/(gain) on sale of assets	(85)	(16)
Change in accounts receivable	(694)	(342)
Change in inventories	(1,247)	(309)
Change in accounts payable, accrued and other liabilities	1,429	1,391
Change in other operating assets and liabilities	(635)	(369)
Other	229	135
TOTAL OPERATING ACTIVITIES	16,723	18,371
INVESTING ACTIVITIES
Capital expenditures	(3,156)	(2,787)
Proceeds from asset sales	110	42
Acquisitions, net of cash acquired	(1,381)	(34)
Purchases of investment securities	—	(55)
Change in other investments	3	—
TOTAL INVESTING ACTIVITIES	(4,424)	(2,834)
FINANCING ACTIVITIES
Dividends to shareholders	(8,770)	(8,263)
Additions to short-term debt with original maturities of more than three months	10,411	7,675
Reductions in short-term debt with original maturities of more than three months	(11,478)	(7,577)
Additions/(reductions) in other short-term debt	917	(3,431)
Additions to long-term debt	4,385	4,417
Reductions of long-term debt	(2,343)	(4,987)
Treasury stock purchases	(10,003)	(11,009)
Impact of stock options and other	2,005	1,644
TOTAL FINANCING ACTIVITIES	(14,876)	(21,531)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(497)	101
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,074)	(5,893)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$7,214	$10,288

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	June 30, 2022	June 30, 2021
Cash and cash equivalents	$7,214	$10,288
Accounts receivable	5,143	4,725
Inventories	6,924	5,983
Prepaid expenses and other current assets	2,372	2,095
TOTAL CURRENT ASSETS	21,653	23,091
PROPERTY, PLANT AND EQUIPMENT, NET	21,195	21,686
GOODWILL	39,700	40,924
TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	23,679	23,642
OTHER NONCURRENT ASSETS	10,981	9,964
TOTAL ASSETS	$117,208	$119,307

Accounts payable	$14,882	$13,720
Accrued and other liabilities	9,554	10,523
Debt due within one year	8,645	8,889
TOTAL CURRENT LIABILITIES	33,081	33,132
LONG-TERM DEBT	22,848	23,099
DEFERRED INCOME TAXES	6,809	6,153
OTHER NONCURRENT LIABILITIES	7,616	10,269
TOTAL LIABILITIES	70,354	72,653
TOTAL SHAREHOLDERS' EQUITY	46,854	46,654
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$117,208	$119,307

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's July 29, 2022 earnings release and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e., trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following item:
Early debt extinguishment charge: During fiscal year 2021, the Company recorded an after tax charge of $427 million ($512 million before tax) due to early extinguishment of certain long-term debt. This charge represents the difference between the reacquisition price and the par value of the debt extinguished.
We do not view the above item to be part of our sustainable results and its exclusion from Core earnings measures provides a more comparable measure of year-on-year results. This item is also excluded when evaluating senior management in determining their at-risk compensation.
Organic sales growth*: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.
Currency-neutral operating profit margin: Currency-neutral operating profit margin is a measure of the Company's operating margin excluding the incremental current year impact of foreign exchange.

Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Currency-neutral gross margin: Currency-neutral gross margin is a measure of the Company's gross margin excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Currency-neutral selling, general and administrative (SG&A) expense as a percentage of net sales: Currency-neutral SG&A expense as a percentage of net sales is a measure of the Company's selling, general and administrative expenses excluding the incremental current year impact of foreign exchange. Management believes this non-GAAP measure provides a supplemental perspective to the Company's operating efficiency over time.
Core EPS*: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share adjusted as indicated. Management views these non-GAAP measures as a useful supplemental measure of Company performance over time. This measure is also used when evaluating senior management in determining their at-risk compensation.
Currency-neutral EPS: Currency-neutral EPS is a measure of the Company's EPS excluding the incremental current year impact of foreign exchange. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time.
Free cash flow and adjusted free cash flow: Free cash flow is defined as operating cash flow less capital spending. Adjusted free cash flow is defined as operating cash flow less capital spending and adjusted for the payment of the transitional tax resulting from the comprehensive U.S. legislation commonly referred to as the Tax Cuts and Jobs Act in December 2017 (the "U.S. Tax Act"). Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investments.
Free cash flow productivity and adjusted free cash flow productivity*: Free cash flow productivity is defined as the ratio of free cash flow to net earnings. Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the charges for early debt extinguishment (which are not considered part of our ongoing operations). Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, in allocating financial resources and for budget planning purposes. The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90%.

* Measure is used to evaluate senior management and is a factor in determining their at-risk compensation.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
	AS REPORTED (GAAP)	AS REPORTED (GAAP)
COST OF PRODUCTS SOLD	$10,802	$9,791
GROSS PROFIT	8,713	9,155
GROSS MARGIN	44.6%	48.3%
CURRENCY IMPACT TO GROSS MARGIN	(0.4)%
CURRENCY-NEUTRAL GROSS MARGIN	45.0%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	5,115	5,615
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	26.2%	29.6%
CURRENCY IMPACT TO SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(0.1)%
CURRENCY-NEUTRAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	26.1%
OPERATING INCOME	3,598	3,540
OPERATING PROFIT MARGIN	18.4%	18.7%
CURRENCY IMPACT TO OPERATING MARGIN	0.5%
CURRENCY-NEUTRAL OPERATING MARGIN	18.9%
NET EARNINGS ATTRIBUTABLE TO P&G	3,052	2,906

DILUTED NET EARNINGS PER COMMON SHARE (1)	$1.21	$1.13
CURRENCY IMPACT TO EARNINGS	$(0.06)
CURRENCY-NEUTRAL EPS	$1.27
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,523.3	2,573.1
COMMON STOCK OUTSTANDING AS OF JUNE 30, 2022	2,393.9
(1)Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE IN CURRENT YEAR REPORTED (GAAP) MEASURES VERSUS PRIOR YEAR NON-GAAP (CORE) MEASURES (1)
GROSS MARGIN (1)	(370)	BPS
CURRENCY-NEUTRAL GROSS MARGIN	(330)	BPS
SELLING, GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(340)	BPS
CURRENCY-NEUTRAL SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(350)	BPS
OPERATING PROFIT MARGIN	(30)	BPS
CURRENCY-NEUTRAL OPERATING PROFIT MARGIN	20	BPS
EPS	7%
CURRENCY-NEUTRAL EPS	12%
(1)Change versus year ago is calculated based on As Reported (GAAP) values for the three months ended June 30, 2022 versus the Non-GAAP (Core) values for the three months ended June 30,2021.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
	Twelve Months Ended June 30, 2022	Twelve Months Ended June 30, 2021
	AS REPORTED (GAAP)	AS REPORTED (GAAP)	EARLY DEBT EXTINGUISHMENT	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	$42,157	$37,108	$—	$37,108
GROSS PROFIT	38,030	39,010	—	39,010
GROSS MARGIN	47.4%	51.2%	—%	51.2%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE	20,217	21,024	—	21,024
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	25.2%	27.6%	—%	27.6%
OPERATING INCOME	17,813	17,986	—	17,986
OPERATING PROFIT MARGIN	22.2%	23.6%	—%	23.6%
NET EARNINGS ATTRIBUTABLE TO P&G	14,742	14,306	427	14,733

DILUTED NET EARNINGS PER COMMON SHARE (1)	$5.81	$5.50	$0.16	$5.66
CURRENCY IMPACT TO EARNINGS	$0.11
CURRENCY-NEUTRAL CORE EPS	$5.92
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,539.1	2,601.0
COMMON SHARES OUTSTANDING - JUNE 30, 2022	2,393.9
(1)Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE IN CURRENT YEAR REPORTED (GAAP) AND NON GAAP MEASURES VERSUS PRIOR YEAR REPORTED (GAAP) MEASURES
EPS	3%
CURRENCY NEUTRAL EPS	5%

Organic sales growth:
The reconciliation of reported sales growth to organic sales is as follows:

April - June 2022	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Beauty	(1)%	3%	(2)%	—%
Grooming	(3)%	6%	—%	3%
Health Care	5%	4%	—%	9%
Fabric & Home Care	4%	5%	—%	9%
Baby, Feminine & Family Care	3%	3%	1%	7%
Total Company	3%	4%	—%	7%

FY 2022	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Total Company	5%	2%	—%	7%
* Other includes the sales mix impact from acquisitions and divestitures and rounding impacts necessary to reconcile volume to net sales.

Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact	Organic Sales Growth
FY 2023 (Estimate)	+0% to +2%	+3%	+3% to +5%

Adjusted free cash flow (dollars in millions):

Three Months Ended June 30, 2022
Operating Cash Flow	Capital Spending	Free Cash Flow
$3,713	$(692)	$3,021

Twelve Months Ended June 30, 2022
Operating Cash Flow	Capital Spending	U.S. Tax Act Payments	Adjusted Free Cash Flow
$16,723	$(3,156)	$225	$13,792

Adjusted free cash flow productivity (dollars in millions):

Three Months Ended June 30, 2022
Free Cash Flow	Net Earnings	Free Cash Flow Productivity
$3,021	$3,058	99%

Twelve Months Ended June 30, 2022
Adjusted Free Cash Flow	Net Earnings	Adjusted Free Cash Flow Productivity
$13,792	$14,793	93%